                                                                    Exhibit 10.2


                                                                  EXECUTION COPY






                            SHAREHOLDERS' AGREEMENT

                                  DATED AS OF

                                OCTOBER 11, 2000

                                     AMONG

                            ADVANSTAR HOLDINGS CORP.

                                      AND

                        THE SHAREHOLDERS PARTIES HERETO



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                                TABLE OF CONTENTS

                             ----------------------

                                                                            PAGE


ARTICLE 1
  DEFINITIONS
  SECTION 1.01.  DEFINITIONS...................................................2

ARTICLE 2
  CORPORATE GOVERNANCE
  SECTION 2.01.  COMPOSITION OF THE BOARD......................................9
  SECTION 2.02.  REMOVAL......................................................10
  SECTION 2.03.  VACANCIES....................................................10
  SECTION 2.04.  DIRECTOR EXPENSES............................................10
  SECTION 2.05.  CHARTER OR BYLAW PROVISIONS..................................11

ARTICLE 3
  RESTRICTIONS ON TRANSFER
  SECTION 3.01.  GENERAL RESTRICTIONS ON TRANSFER.............................11
  SECTION 3.02.  LEGENDS......................................................11
  SECTION 3.03.  PERMITTED TRANSFEREES........................................12
  SECTION 3.04.  RESTRICTIONS ON TRANSFERS BY EXISTING SHAREHOLDERS AND DLJIP
                 FUNDS, AND TRANSFERS OF ROLLOVER SHARES GENERALLY............12
  SECTION 3.05.  RESTRICTIONS ON TRANSFERS BY MANAGEMENT SHAREHOLDERS.........13

ARTICLE 4
  TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS; PREEMPTIVE RIGHTS
  SECTION 4.01.  TAG-ALONG RIGHTS.............................................15
  SECTION 4.02.  DRAG-ALONG RIGHTS............................................18
  SECTION 4.03.  ADDITIONAL CONDITIONS TO TAG-ALONG SALES AND DRAG-ALONG SALES
            ..................................................................20
  SECTION 4.04.  PREEMPTIVE RIGHTS............................................22

ARTICLE 5
  REGISTRATION RIGHTS
  SECTION 5.01.  DEMAND REGISTRATION..........................................23
  SECTION 5.02.  PIGGYBACK REGISTRATION.......................................26
  SECTION 5.03.  LOCK-UP AGREEMENTS...........................................27

  SECTION 5.04.  REGISTRATION PROCEDURES......................................27
  SECTION 5.05.  INDEMNIFICATION BY THE COMPANY...............................31
  SECTION 5.06.  INDEMNIFICATION BY PARTICIPATING SHAREHOLDERS................32
  SECTION 5.07.  CONDUCT OF INDEMNIFICATION PROCEEDINGS.......................32
  SECTION 5.08.  CONTRIBUTION.................................................33
  SECTION 5.09.  PARTICIPATION IN PUBLIC OFFERING.............................34
  SECTION 5.10.  OTHER INDEMNIFICATION........................................35
  SECTION 5.11.  COOPERATION BY THE COMPANY...................................35
  SECTION 5.12.  NO TRANSFER OF REGISTRATION RIGHTS...........................35
  SECTION 5.13.  S-8 REGISTRATION FOLLOWING IPO...............................35

ARTICLE 6
  CERTAIN COVENANTS AND AGREEMENTS
  SECTION 6.01.  CONFIDENTIALITY..............................................35
  SECTION 6.02.  FINANCIAL STATEMENTS.........................................37
  SECTION 6.03.  FINANCIAL ADVISOR AND INVESTMENT BANKING ADVISOR.............37
  SECTION 6.04.  AFFILIATE TRANSACTIONS.......................................37
  SECTION 6.05.  CONFLICTING AGREEMENTS.......................................37

ARTICLE 7
  MISCELLANEOUS
  SECTION 7.01.  BINDING EFFECT; ASSIGNABILITY; BENEFIT.......................38
  SECTION 7.02.  NOTICES......................................................38
  SECTION 7.03.  WAIVER; AMENDMENT; TERMINATION...............................41
  SECTION 7.04.  FEES AND EXPENSES............................................41
  SECTION 7.05.  GOVERNING LAW................................................41
  SECTION 7.06.  JURISDICTION.................................................41
  SECTION 7.07.  WAIVER OF JURY TRIAL.........................................42
  SECTION 7.08.  SPECIFIC ENFORCEMENT.........................................42
  SECTION 7.09.  COUNTERPARTS; EFFECTIVENESS..................................42
  SECTION 7.10.  ENTIRE AGREEMENT.............................................42
  SECTION 7.11.  CAPTIONS.....................................................42
  SECTION 7.12.  SEVERABILITY.................................................42
  Exhibit A                                                    Joinder Agreement

                                       ii
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                             SHAREHOLDERS' AGREEMENT


      AGREEMENT dated as of October 11, 2000 among:

      (i) Advanstar Holdings Corp., a Delaware corporation (the "COMPANY");

      (ii) DLJ ESC II, L.P. (only in its capacity as a holder of Common Shares purchased pursuant to the Subscription and Contribution Agreement dated as of October 11, 2000 among the DLJ Funds and the Company and certain others), DLJ Merchant Banking Partners III, L.P., DLJ Offshore Partners III, C.V., and DLJ Funding III, Inc. (together, the "DLJ FUNDS");

      (iii) Hellman & Friedman Capital Partners III, L.P., H&F Orchard Partners III, L.P., and H&F International Partners III, L.P. (collectively, the "H&F FUNDS") and Peter J. Solomon Co., Ltd. (collectively with the H&F Funds, the "EXISTING SHAREHOLDERS");

      (iv) DLJ ESC II, L.P. (only in its capacity as a purchaser of Warrants pursuant to the Securities Purchase Agreement (the "SECURITIES PURCHASE AGREEMENT") dated as of October 11, 2000 among the Company, Advanstar, Inc., and the purchasers party thereto), DLJ Investment Partners II, L.P., DLJ Investment Partners, L.P., and DLJ Investment Funding II, Inc., (collectively, the "DLJIP FUNDS"); and

      (v) the individuals named as Management Shareholders on the signature pages hereof, and the individuals who are members of management and become a party to this Agreement after the date hereof pursuant to the terms hereof (collectively, the "MANAGEMENT SHAREHOLDERS").

      If any DLJ Funds shall hereafter transfer any of their Company Securities to any of their respective Permitted Transferees (as such terms are defined below), the term "DLJ FUNDS" shall mean the DLJ Funds and such Permitted Transferees, taken together, and any right, obligation or action that may be exercised or taken at the election of the DLJ Funds may be exercised or taken at the election of the DLJ Funds and such Permitted Transferees.

      If any Existing Shareholder shall hereafter transfer any of its Company Securities to any of its Permitted Transferees, the term "EXISTING SHAREHOLDER" as applied to such Existing Shareholder shall mean such Existing Shareholder and its Permitted Transferees, taken together, and any right, obligation or other action that may be exercised or taken at the election of such Existing Shareholder may be exercised or taken at the election of such Existing Shareholders and its Permitted Transferees.
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      If any DLJIP Fund shall hereafter transfer any of its Company Securities to any of its Permitted Transferees, the term "DLJIP FUND" shall mean such DLJIP Fund and such Permitted Transferees, taken together, and any right, obligation or action that may be exercised or taken at the election of such DLJIP Fund may be exercised or taken at the election of such DLJIP Fund and such Permitted Transferees.

      If any Management Shareholder shall hereafter transfer any of his or her Company Securities to any of his or her Permitted Transferees, the term "MANAGEMENT SHAREHOLDER" as applied to such Management Shareholder shall mean such Management Shareholder and his or her Permitted Transferees, taken together, and any right, obligation or other action that may be exercised or taken at the election of such Management Shareholder may be exercised or taken at the election of such Management Shareholder and his or her Permitted Transferees.

                              W I T N E S S E T H :

      WHEREAS, the Company is a party to the Agreement and Plan of Merger dated as of August 14, 2000 (the "MERGER AGREEMENT") among the Company, Junior Jetman Corp., Advanstar, Inc. and AHI Advanstar LLC;

      WHEREAS, upon the occurrence of the merger and other transactions contemplated by the Merger Agreement, the DLJ Funds, the Existing Shareholders and the Management Shareholders will own all of the outstanding Common Shares (as defined herein), and the Existing Shareholders, the DLJIP Funds, James M. Alic and Robert L. Krakoff will own all of the outstanding Warrants (as defined herein); and

      WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations after consummation of the transactions contemplated by the Merger Agreement;

      NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Merger Agreement, the parties hereto agree as follows:



                                    ARTICLE 1
                                   DEFINITIONS

      SECTION 1.01. DEFINITIONS. (a) The following terms, as used herein, have the following meanings:


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      "ADVERSE PERSON" means any Person that the Board reasonably determines is a competitor or a potential competitor of, or otherwise adverse to, the Company or any of its Subsidiaries.

      "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; PROVIDED that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term "CONTROL" (including, with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; PROVIDED that no securityholder of the Company shall be deemed to be an Affiliate of any other securityholder solely by reason of any investment in the Company.

      "AGGREGATE OWNERSHIP" means, with respect to any Shareholder or group of Shareholders, the total number of Common Shares owned (without duplication) by such Shareholder or group of Shareholders as of the date of such calculation, calculated on a Fully-Diluted basis.

      "ALIC" means James M. Alic.

      "BOARD" means the board of directors of the Company.

      "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

      "BYLAWS" means the Bylaws of the Company, as the same may be amended from time to time.

      "CHARTER" means the Certificate of Incorporation of the Company, as the same may be amended from time to time.

      "CLOSING DATE" means October 11, 2000.

      "COMMON SHARES" means shares of Common Stock.

      "COMMON STOCK" means the common stock, par value $1.00 per share, of the Company and any stock into which such Common Stock may thereafter be converted or changed.

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      "COMPANY SECURITIES" means (i) the Common Stock, (ii) any securities convertible into or exchangeable for Common Stock, and (iii) any options, warrants (including the Warrants) or other rights to acquire Common Stock or any other equity or equity-linked security issued by the Company.

      "CONTRIBUTION AGREEMENT" means the Subscription and Contribution Agreement dated as of the date hereof among the DLJ Funds, Robert L. Krakoff, James M. Alic and the Company.

      "DLJMB" means DLJ Merchant Banking Partners III, L.P.

      "DRAG-ALONG PORTION" means, with respect to any Other Shareholder in a Drag- Along Sale, the Aggregate Ownership of Company Securities by such Other Shareholder MULTIPLIED BY a fraction, the numerator of which is the number of Company Securities proposed to be sold by the Drag-Along Seller (as defined in Section 4.02) in the applicable Drag-Along Sale (as defined in Section 4.02) and the denominator of which is the Aggregate Ownership of Company Securities by the Drag-Along Seller at such time.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "FULLY-DILUTED" means, with respect to any class of Company Securities, all outstanding shares and all shares issuable in respect of securities convertible into or exchangeable for such shares, all stock appreciation rights, options, warrants (including the Warrants) and other rights to purchase or subscribe for such Company Securities or securities convertible into or exchangeable for such Company Securities; PROVIDED that if any of the foregoing stock appreciation rights, options, warrants or other rights to purchase or subscribe for such Company Securities are subject to vesting, the Company Securities subject to vesting shall be included in the definition of "Fully-Diluted" only upon and to the extent of such vesting.

      "INITIAL OWNERSHIP" means, with respect to any Shareholder or group of Shareholders, the Aggregate Ownership by such Shareholder or group of Shareholders as of the date hereof (or, in the case of any Management Shareholder who becomes a party to this Agreement after the date hereof, as of the date of entry of such Management Shareholder into this Agreement), in each case taking into account any stock split, stock dividend, reverse stock split or similar event.

      "INITIAL PUBLIC OFFERING" means the first fully-distributed Public Offering of Common Stock after the date hereof with aggregate gross proceeds to the Company and all selling stockholders in an amount equal to or greater than $50,000,000.

      "KRAKOFF" means Robert L. Krakoff.

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      "NASD" means the National Association of Securities Dealers, Inc.

      "OTHER SHAREHOLDERS" means all Shareholders other than any DLJ Funds.

      "PERMITTED TRANSFEREE" means:

            (i) in the case of any DLJ Fund, (A) any other DLJ Fund, (B) any Other Shareholder, (C) any general or limited partner of any DLJ Fund (a "DLJ PARTNER"), and any corporation, partnership or other entity that is an Affiliate of any DLJ Partner (collectively, "DLJ AFFILIATES"), (D) any managing director, general partner, director, limited partner, officer or employee of any DLJ Fund or any DLJ Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (D) (collectively, "DLJ ASSOCIATES"), or (E) any trust the beneficiaries of which, or any corporation, limited liability company or partnership the stockholders, members or general or limited partners of which, include only such DLJ Funds, DLJ Affiliates, DLJ Associates, their spouses, children or other lineal descendants;

            (ii) in the case of any H&F Fund, (A) any other H&F Fund, or (B) any other investment fund, liquidating trust or liquidating entity that is an Affiliate of an H&F Fund;

            (iii) in the case of any other Existing Shareholder, any investment fund that is an Affiliate of such other Shareholder;

            (iv) in the case of any DLJIP Fund, any other investment fund that is an Affiliate of such DLJIP Fund; and

            (v) in the case of any Management Shareholder, (A) any spouse, child or other lineal descendant of such Management Shareholder, (B) a Person to whom Common Shares are Transferred from such Management Shareholder by will or the laws of descent and distribution, or (C) a trust that is for the exclusive benefit of such Management Shareholder or its Permitted Transferees under clause (A) or (B) above.

      "PERSON" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "PRO RATA SHARE" means, for any Existing Shareholder and any proposed issuance of Company Securities with respect to which the Existing Shareholders shall be entitled to exercise their rights under Section 4.04, the fraction that results from dividing (i) such Existing Shareholder's Aggregate Ownership immediately before giving effect to such issuance, by (ii) the total number of Common Shares then outstanding (immediately before giving effect to such issuance), calculated on a Fully-Diluted basis.

      "PUBLIC OFFERING" means an underwritten public offering of Company Securities by the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

      "REGISTRABLE SECURITIES" means, at any time, any Common Shares held by any Shareholder until (i) a registration statement covering such Common Shares has been declared effective by the SEC and such Common Shares have been disposed of pursuant to such effective registration statement, (ii) such Common Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or
(iii) such Common Shares are otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such Common Shares not bearing the legend required pursuant to this Agreement and such Common Shares may be resold without subsequent registration under the Securities Act.

      "REGISTRATION EXPENSES" means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 5.04(h) hereof), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and out-of-pocket expenses of the Shareholders (including reasonable fees and expenses of counsel, but limited to one counsel for all of the Shareholders participating in the offering selected
(A) by the DLJ Funds, in the case of any offering in which any DLJ Funds participate, or (B) in any other case, by the Shareholders holding the majority of the Registrable Securities to be sold for the account of all Shareholders in the offering), (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any "qualified independent underwriter," including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any "blue sky" or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents' and registrars' fees and expenses and the fees and expense of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any "road shows" undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all other costs and expenses incurred by the Company or its officers in connection with their compliance with Section 5.04(m) hereof.

      "REMAINING INITIAL OWNERSHIP" means, for any Shareholder or group of Shareholders at any time, the percentage equal to a fraction, the numerator of which is the Aggregate Ownership for such Shareholder or group of Shareholders at such time, and the denominator of which is the Initial Ownership for such Shareholder or group of Shareholders.

      "RESTRICTED SALES PERIOD" means the period, if any, beginning on the fifth anniversary of the Closing Date and ending upon consummation of the Initial Public Offering.

      "RETAINED VESTED OWNERSHIP" means, for any Management Shareholder at any time, the percentage equal to a fraction, the numerator of which is the Aggregate Ownership for such Management Shareholder at such time, and the denominator of which is the sum of (i) the Initial Ownership of such Management Shareholder and (ii) each and every amount by which the Aggregate Ownership of such Management Shareholder has increased at any time subsequent to the date of such Management Shareholder's entry into this Agreement.

      "ROLLOVER SHARES" means (i) for Krakoff, 140,000 of the Common Shares issued to Krakoff pursuant to the Contribution Agreement, and (ii) for Alic, 46,667 of the Common Shares issued to Alic pursuant to the Contribution Agreement.

      "RULE 144" means Rule 144 (or any successor provisions) under the Securities Act.

      "SEC" means the Securities and Exchange Commission.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SHAREHOLDER" means each Person (other than the Company) who shall be a party to or bound by this Agreement, whether in connection with the execution and delivery hereof as of the date hereof, pursuant to Sections 3.03 or 7.01 or otherwise, so long as such Person shall

"beneficially own" (as such term is defined in Rule 13d-3 of the Exchange Act) any Company Securities.

      "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

      "TAG-ALONG PORTION" means, for any Tagging Person (as defined in Section 4.01) in a Tag-Along Sale (as defined in Section 4.01), the Aggregate Ownership of Common Shares by the Tagging Person immediately prior to such Tag-Along Sale MULTIPLIED BY a fraction, the numerator of which is the maximum number of Common Shares proposed to be sold by the applicable Tag-Along Seller (as defined in Section 4.01) in such Tag- Along Sale and the denominator of which is the Aggregate Ownership of Common Shares by the Tag-Along Seller at such time.

      "THIRD PARTY" means a prospective purchaser of Company Securities in a bona fide arm's-length transaction from a Shareholder, other than a Permitted Transferee or other Affiliate of such Shareholder.

      "TRANSFER" means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

      "WARRANTS" means the Warrants to purchase Common Shares, issued by the Company to (i) Krakoff, Alic, and Existing Shareholders pursuant to the Merger Agreement, and (ii) the DLJIP Funds pursuant to the Securities Purchase Agreement.

      (a) Each of the following terms is defined in the Section set forth opposite such term:

              TERM                              SECTION
              ----                              -------
              Confidential Information          6.01
              Damages                           5.05
              Registration                      5.01(a)
              DLJSC                             6.03
              Drag-Along Rights                 4.02(a)
              Drag-Along Sale                   4.02(a)

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

              Drag-Along Sale Notice            4.02(a)
              Drag-Along Sale Notice Period     4.02(a)
              Drag-Along Sale Price             4.02(a)
              Drag-Along Seller                 4.02(a)
              Drag-Along Transferee             4.02(a)
              Indemnified Party                 5.07
              Indemnifying Party                5.07
              Inspectors                        5.04(g)
              Issuance Notice                   4.04(a)
              Lock-Up Period                    5.03
              Maximum Offering Size             5.01(e)
              Piggyback Registration            5.02(a)
              Records                           5.04(g)
              Registering Shareholders          5.01(a)
              Replacement Nominee               2.03(a)
              Requesting Shareholder            5.01(a)
              Tag-Along Notice                  4.01(a)
              Tag-Along Notice Period           4.01(a)
              Tag-Along Offer                   4.01(a)
              Tag-Along Response Notice         4.01(a)
              Tag-Along Right                   4.01(a)
              Tag-Along Sale                    4.01(a)
              Tag-Along Seller                  4.01(a)
              Tagging Person                    4.01(a)


                                    ARTICLE 1
                              CORPORATE GOVERNANCE

      SECTION 1.01. COMPOSITION OF THE BOARD. (a) The Board shall initially consist of five directors, of whom three shall be designated by DLJMB, one shall be designated by the DLJIP Funds, and one will be Robert L. Krakoff, for so long as he is employed by the Company and his employment agreement provides for him to serve on the Board. The DLJ Funds shall be permitted to increase or decrease the number of directors who serve on the Board from time to time, and DLJMB shall be permitted to designate any such additional directors. The director designated by the DLJIP Funds shall initially be James Quella. The DLJIP Funds shall have the right to designate a director only as long as they hold at least 50% of their Initial Ownership, and no transferee of a DLJIP Fund shall be able to exercise any right to designate a director pursuant to this Agreement.

      (b) Each Shareholder agrees that, if at any time it is then entitled to vote for the election of directors to the Board, it shall vote all of its Company Securities that are entitled to vote or execute proxies or written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of shareholders) in order to ensure that the composition of the Board is as set forth in this Section 2.01.

      (c) The Company agrees to cause each individual designated pursuant to
Section 2.01(a) or 2.03 to be nominated to serve as a director on the Board, and to take all other necessary actions (including calling a special meeting of the Board and/or shareholders) to ensure that the composition of the Board is as set forth in this Section 2.01.

      SECTION 1.02. REMOVAL. Each Shareholder agrees that, if at any time it is then entitled to vote for the removal of directors from the Board, it shall not vote any of its Company Securities in favor of the removal of any director who shall have been designated by DLJMB pursuant to Section 2.01, unless DLJMB shall have consented to such removal in writing; PROVIDED that if DLJMB shall request in writing the removal, with or without Cause, of such director, such Shareholder shall vote all its Company Securities that are entitled to vote in favor of such removal. Robert L. Krakoff shall not be removed from the Board while he is still employed by the Company as Chief Executive Officer pursuant to a written and duly executed employment agreement.

      SECTION 1.03. VACANCIES. If, as a result of death, disability, retirement, resignation, removal or otherwise, there shall exist or occur any vacancy on the
Board:

      (a) DLJMB may designate another individual (the "REPLACEMENT NOMINEE") to fill such vacancy and serve as a director on the Board; and

      (b) each Shareholder then entitled to vote for the election of directors to the Board agrees that it shall vote all of its Company Securities that are entitled to vote or execute proxies or written consents, as the case may be, in order to ensure that the Replacement Nominee be elected to the Board.

      SECTION 1.04. DIRECTOR EXPENSES. The Company shall pay all reasonable out-of-pocket expenses incurred by each director in connection with attending regular and special meetings of the Board and any committee thereof, and any such meetings of the board of directors of any Subsidiary of the Company and any committee thereof.

      SECTION 1.05. CHARTER OR BYLAW PROVISIONS. Each Shareholder agrees to vote all of its Company Securities that are entitled to vote or execute proxies or written consents, as the case may be, and to take all other actions necessary, to ensure that the Company's Charter and Bylaws (a) facilitate, and do not at any time conflict with, any provision of this Agreement and

(b) permit each Shareholder to receive the benefits to which each such Shareholder is entitled under this Agreement. The Charter and Bylaws shall provide for (a) the elimination of the liability of each director on the Board to the maximum extent permitted by applicable law and (b) indemnification of each director on the Board for acts on behalf of the Company to the maximum extent permitted by applicable law.



                                    ARTICLE 2
                            RESTRICTIONS ON TRANSFER

      SECTION 2.01. GENERAL RESTRICTIONS ON TRANSFER. (a) Each Shareholder understands and agrees that the Company Securities held by it on the date hereof have not been registered under the Securities Act and are restricted securities under the Securities Act and the rules and regulations promulgated thereunder. Each Shareholder agrees that it shall not Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities), except in compliance with the Securities Act, any other applicable securities or "blue sky" laws, any restrictions on Transfer contained in the terms and conditions for such Company Securities, any agreement or instrument pursuant to which such Company Securities have been issued, and the terms and conditions of this Agreement.

      (b) Any attempt to Transfer any Company Securities not in compliance with this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company's stock records to such attempted Transfer.

      SECTION 2.02. LEGENDS. (a) In addition to any other legend that may be required, each certificate for Company Securities issued to any Shareholder shall bear a legend in substantially the following form:

      "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SHAREHOLDERS' AGREEMENT DATED AS OF OCTOBER 11, 2000, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM ADVANSTAR HOLDINGS CORP. OR ANY SUCCESSOR THERETO."

      (b) If any Company Securities shall cease to be Registrable Securities under clause (i) or clause (ii) of the definition thereof, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Company Securities without the first sentence of the legend required by Section 3.02(a) endorsed thereon. If any Company Securities cease to be subject to any and all restrictions on Transfer set forth in this Agreement, the Company, upon the request of the written holder thereof, shall issue to such holder a new certificate evidencing such Company Securities without the second sentence of the legend required by
Section 3.02(a) endorsed thereon.

      SECTION 2.03. PERMITTED TRANSFEREES. Notwithstanding anything in this Agreement to the contrary, any Shareholder may at any time Transfer any or all of its Company Securities to one or more of its Permitted Transferees without the consent of any Person and without compliance with Sections 3.04, 3.05, 4.01 and 4.02 so long as (a) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement in the form of Exhibit A attached hereto and (b) the Transfer to such Permitted Transferee is in compliance with the Securities Act, any other applicable securities or "blue sky" laws, any restrictions on Transfer contained in the terms and conditions for such Company Securities, and any agreement or instrument pursuant to which such Company Securities have been issued.

      SECTION 2.04. RESTRICTIONS ON TRANSFERS BY EXISTING SHAREHOLDERS AND DLJIP FUNDS, AND TRANSFERS OF ROLLOVER SHARES GENERALLY. (a) Subject to Section 3.04(b), no Existing Shareholder or DLJIP Fund shall Transfer any of its Company Securities and neither Krakoff nor Alic shall sell any of their respective Rollover Shares, except to one or more of its Permitted Transferees in accordance with Section 3.03 or as follows (in each case in compliance with the Securities Act, any other applicable securities or "blue sky" laws, any restrictions contained in the terms and conditions for such Company Securities and any agreement or instrument pursuant to which such Company Securities have been issued):

            (i) (only in the case of a DLJIP Fund, or a transferee of a DLJIP Fund pursuant to this paragraph (i)) to any Person who is not an Adverse Person, PROVIDED that (A) it transfers to such Person in the same transaction Senior Discount Debentures due 2011 of Advanstar, Inc. ("NOTES") in the same ratio of Notes to Warrants at which the DLJIP Funds originally purchased Notes and Warrants (or in a greater ratio of Notes to Warrants) and (B) such transferee shall have agreed in writing to be bound by the terms of this Agreement in the form of Exhibit A attached hereto, as if such Person were a DLJIP Fund;

            (ii) in a Transfer in a Tag-Along Sale or Drag-Along Sale pursuant to Section 4.01 or 4.02;

            (iii) on or after the date of the Initial Public Offering, in the Initial Public Offering to the extent permitted by Section 5.02(c) or in a Public Offering thereafter in connection with the exercise of its rights under Article 5 hereof or pursuant to Rule 144, in each case in compliance with Section 5.03, or in a Transfer to any Person that is not an Adverse Person, or (only in the case of an H&F Fund) in a Transfer to a general or limited partner of such H&F Fund as part of a general distribution to all general and limited partners of such H&F Fund; or

            (iv) in a Transfer during the Restricted Sales Period to any Person that is not an Adverse Person; PROVIDED that the transferee must agree to be bound by the terms of this Agreement in the form of Exhibit A attached hereto.

      (b) The restrictions on Transfer set forth in Section 3.04(a) above shall terminate at the earlier to occur of (i) the tenth anniversary of the Closing Date and (ii) the date when the Remaining Initial Ownership of the DLJ Funds falls below 16-2/3%.

      (c) Transfers by Krakoff and Alic of Rollover Shares pursuant to Sections 3.04(a)(ii), 3.04(a)(iii), and 3.04(a)(iv) shall be permitted notwithstanding anything to the contrary in Section 3.05 hereof.

      SECTION 2.05. RESTRICTIONS ON TRANSFERS BY MANAGEMENT SHAREHOLDERS. (a) Subject to Section 3.05(b), no Management Shareholder shall Transfer any of his Company Securities, except to one or more of its Permitted Transferees in accordance with Section 3.03 or as follows (in each case in compliance with the Securities Act, any other applicable securities or "blue sky" laws, any restrictions contained in the terms and conditions for such Company Securities, and any agreement or instrument pursuant to which such Company Securities have been issued):

            (i) in a Transfer in a Tag-Along Sale or Drag-Along Sale pursuant to
      Section 4.01 or 4.02;

            (ii) after the date of the Initial Public Offering, in a Public Offering in connection with the exercise of their respective registration rights under Article 5 hereof or pursuant to Rule 144, in each case in compliance with Section 5.03, or in a Transfer to any Person that is not an Adverse Person; PROVIDED that:

                  (A) prior to the date that is 4-1/2 years following the
            consummation of the Initial Public Offering, until the Remaining Initial Ownership for the DLJ Funds falls below 66.67%, no Management Shareholder may Transfer any Company Securities;

                  (B) prior to the date that is 4-1/2 years following the
            consummation of the Initial Public Offering, for so long as the Remaining Initial Ownership for the DLJ Funds is at least 50% but less than 66.67%, each Management Shareholder shall be permitted to Transfer up to the greater of: (1) 15,000

            Common Shares (less the aggregate number of Common Shares previously transferred by such Management Shareholder pursuant to this Section 3.05(a)(ii)) and (2) the number of Common Shares that would reduce such Management Shareholder's Retained Vested Ownership to 75%;

                  (C) prior to the date that is 4-1/2 years following the
            consummation of the Initial Public Offering, for so long as the Remaining Initial Ownership for the DLJ Funds is at least 33.33% but less than 50%, each Management Shareholder shall be permitted to Transfer up to the greater of: (1) 30,000 Common Shares (less the aggregate number of Common Shares previously transferred by such Management Shareholder pursuant to this Section 3.05(a)(ii)) and (2) the number of Common Shares that would reduce such Management Shareholder's Retained Vested Ownership to 50%;

                  (D) prior to the date that is 4-1/2 years following the
            consummation of the Initial Public Offering, for so long as the Remaining Initial Ownership for the DLJ Funds by their Initial Ownership is at least 16.67% but less than 33.33%, each Management Shareholder shall be permitted to Transfer up to the greater of: (1) 45,000 Common Shares (less the aggregate number of Common Shares previously transferred by such Management Shareholder pursuant to this Section 3.05(a)(ii)) and (2) the number of Common Shares that would reduce such Management Shareholder's Retained Vested Ownership to 25%; and

                  (E) at any time on or after the earlier of (1) the date when the Remaining Initial Ownership for the DLJ Funds falls below 16.67% and (2) the date that is 4-1/2 years following the consummation of the Initial Public Offering, each Management Shareholder shall be permitted to Transfer any or all of his Company Securities;

      PROVIDED FURTHER that notwithstanding the restriction in (A) above, at any time on or after the date that is 3 years following the consummation of the Initial Public Offering, each Management Shareholder shall be permitted to Transfer up to the greater of: (1) 15,000 Common Shares (less the aggregate number of Common Shares previously transferred by such Management Shareholder pursuant to this Section 3.05(a)(ii)) and (2) the number of Common Shares that would not reduce such Management Shareholder's Retained Vested Ownership below 75%.

            (iii) in a Transfer during the Restricted Sales Period to any Person that is not an Adverse Person; PROVIDED that the transferee must agree to be bound by and a party to this Agreement; and PROVIDED FURTHER that no Management Shareholder shall be permitted to Transfer any Company Securities pursuant to this clause
      (iii) if such Transfer would cause (x) such Management Shareholder's Retained Vested Ownership to be less than (1) 100% minus (2) the product of 20% and the number of full years that have occurred since the fourth anniversary of the Closing Date, or (y) such Management Shareholder's Retained Vested Ownership to be less than the Remaining Initial Ownership for the DLJ Funds; and

            (iv) at any time while a Transfer of Company Securities would otherwise be prohibited by this Section 3.05(a), any Management Shareholder other than Krakoff and Alic shall be permitted to Transfer, to any Person who is not an Adverse Person, an aggregate number of Common Shares that would not cause such Management Shareholder's Retained Vested Ownership to be less than 97%; PROVIDED that the transferee must agree to be bound by and a party to this Agreement.

      (b) The restrictions on Transfers set forth in Section 3.05(a) above shall terminate at the earlier to occur of (i) the tenth anniversary of the Closing Date and (ii) the date when the Remaining Initial Ownership for the DLJ Funds falls below 16-2/3%. Notwithstanding the immediately preceding sentence, the restrictions on Transfers set forth in Section 3.05(a) shall not terminate with respect to any Management Shareholder's Company Securities that shall have been pledged to the Company as security in connection with any indebtedness for borrowed money owed by such Management Shareholder to the Company, unless the proceeds from the sale of such Securities are applied to repay such indebtedness in full.



                                    ARTICLE 3

             TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS; PREEMPTIVE RIGHTS

      SECTION 3.01. TAG-ALONG RIGHTS. (a) Subject to Sections 4.01(g) and 4.03, if any DLJ Funds (collectively, the "TAG-ALONG SELLER") propose to Transfer any Company Securities to any Third Party in a single transaction or in a series of related transactions (a "TAG-ALONG SALE"),

            (i) the Tag-Along Seller shall provide each Other Shareholder notice of the terms and conditions of such proposed Transfer ("TAG-ALONG NOTICE") and offer each Other Shareholder the opportunity to participate in such Transfer in accordance with this Section 4.01, and

            (ii) each Other Shareholder may elect, at its option, to participate in the proposed Transfer in accordance with this Section 4.01 (each such electing Other Shareholder, a "TAGGING PERSON").

      The Tag-Along Notice shall identify the number and class of Company Securities proposed to be sold by the Tag-Along Seller and all other Company Securities subject to the offer ("TAG-ALONG OFFER"), the consideration for which the Transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any, and a firm offer by the proposed transferee to purchase Company Securities from the Shareholders in accordance with this Section 4.01.

      From the date of its receipt of the Tag-Along Notice, each Tagging Person shall have the right (a "TAG-ALONG RIGHT"), exercisable by notice ("TAG-ALONG RESPONSE NOTICE") given to the Tag-Along Seller within 15 days after its receipt of the Tag-Along Notice (the "TAG-ALONG NOTICE PERIOD"), to request that the Tag-Along Seller include in the proposed Transfer the number of Company Securities held by such Tagging Person as is specified in the Tag-Along Response Notice; PROVIDED that, if the aggregate number of Company Securities proposed to be sold by the Tag-Along Seller and all Tagging Persons in such transaction exceeds the number of Company Securities that can be sold on the terms and conditions set forth in the Tag-Along Notice, then each Tagging Person shall be entitled to include in the Tag-Along Sale only its Tag-Along Portion of Company Securities and the Tag-Along Seller shall be entitled to include the number of Company Securities proposed to be Transferred by the Tag-Along Seller as set forth in the Tag- Along Notice (reduced, to the extent necessary, so that each Tagging Person shall be able to include its Tag-Along Portion) and such additional Company Securities as permitted by Section 4.01(d), and PROVIDED FURTHER that, if such Tagging Person owns any Warrants, such Tagging Person, in lieu of exercising Warrants, may Transfer Warrants for some or all of that number of Common Shares as would otherwise have constituted its Tag-Along Portion, in which event the consideration to be received with respect to each such Warrant shall be the consideration per Common Share applicable to the Tag-Along Offer, less the then applicable exercise price of the Warrants included in the Tag-Along Sale. Each Tag-Along Response Notice shall include wire transfer instructions for payment of the purchase price for the Company Securities to be sold in such Tag-Along Sale. Each Tagging Person that exercises its Tag-Along Rights hereunder shall deliver to the Tag- Along Seller, with its Tag-Along Response Notice, the certificate or certificates representing the Company Securities of such Tagging Person to be included in the Tag- Along Sale, together with a limited power-of-attorney authorizing the Tag-Along Seller to Transfer such Company Securities on the terms set forth in the Tag-Along Notice. Delivery of the Tag-Along Response Notice with such certificate or certificates and limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Persons.

         If, at the end of a 120-day period after such delivery of such Tag-Along Response Notice (which 120-day period shall be extended if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days following receipt of the Tag-Along Response Notice by the Tag-Along Seller), the Tag-Along Seller has not completed the Transfer of all such Company Securities on substantially the same terms and conditions set forth in the Tag-Along Notice, the Tag- Along Seller shall (i) return to each Tagging Person the limited power-of-attorney (and all copies thereof) together with all certificates representing the Company Securities that such Tagging Person delivered for Transfer pursuant to this Section 4.01(a) and any other documents in the possession of the Tag-Along Seller executed by the Tagging Persons n connection with the proposed Tag-Along Sale, and (ii) not conduct any Transfer of Company Securities without again complying with this Section.

      (b) Concurrently with the consummation of the Tag-Along Sale, the Tag-Along Seller shall (i) notify the Tagging Persons thereof, (ii) remit to the Tagging Persons the total consideration for the Company Securities of the Tagging Persons Transferred pursuant thereto, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the applicable Tag-Along Response Notices and (iii) promptly after the consummation of such Tag-Along Sale, furnish such other evidence of the completion and the date of completion of such transfer and the terms thereof as may be reasonably requested by the Tagging Persons.

      (c) If at the termination of the Tag-Along Notice Period any Other Shareholder shall not have elected to participate in the Tag-Along Sale, such Other Shareholder shall be deemed to have waived its rights under Section 4.01(a) with respect to, and only with respect to, the Transfer of its Company Securities pursuant to such Tag-Along Sale.

      (d) If (i) any Other Shareholder declines to exercise its Tag-Along Rights or (ii) any Tagging Person elects to exercise its Tag-Along Rights with respect to less than such Tagging Person's Tag-Along Portion, the Tag-Along Seller shall be entitled to Transfer, pursuant to the Tag-Along Offer, a number of Company Securities held by it equal to the number of Company Securities constituting, as the case may be, the Tag-Along Portion of such Other Shareholder and the portion of such Tagging Person's Tag-Along Portion with respect to which Tag-Along Rights were not exercised.

      (e) The Tag-Along Seller shall Transfer, on behalf of itself and any Tagging Person, the Company Securities subject to the Tag-Along Offer and elected to be Transferred on the terms and conditions set forth in the Tag-Along Notice within 120 days (or such longer period as extended under Section 4.01(a)) of the date on which all Tag-Along Rights shall have been waived, exercised or expired; PROVIDED that the consideration payable in any such Transfer may exceed the consideration specified in the Tag-Along Notice by up to 10%.

      (f) Notwithstanding anything contained in this Section 4.01, there shall be no liability on the part of the Tag-Along Seller to the Tagging Persons (other than the obligation to return any certificates evidencing Company Securities and limited powers- of-attorney received by the Tag-Along Seller) if the Transfer of Company Securities pursuant to Section 4.01 is not consummated for whatever reason. Whether to effect a Transfer of Company Securities pursuant to this Section 4.01 by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller.

      (g) No Management Shareholder shall have any rights under this Section
4.01 until such time as the Remaining Initial Ownership for the DLJ Funds, immediately prior to or as a result of the proposed Transfer, is or would be less than 66-2/3%. The provisions of this Section 4.01 shall not apply to any Transfer of Company Securities: (i) to any Permitted Transferees of the Tag-Along Seller, (ii) in a Drag-Along Sale for which the Drag-Along Seller shall have elected to exercise its rights under Section 4.02 or (iii) in the Initial Public Offering or at any time thereafter. The provisions of this
Section 4.01 shall terminate upon the consummation of the Initial Public
Offering.

      SECTION 3.02. DRAG-ALONG RIGHTS. (a) Subject to Sections 4.02(e) and 4.03, if the DLJ Funds (collectively, the "DRAG-ALONG SELLER") propose to Transfer Company Securities to any Third Party (the "DRAG-ALONG TRANSFEREE") in a single transaction or in a series of related transactions, and

            (i) the Company Securities to be Transferred by the Drag-Along Seller represent not less than 50% of their Initial Ownership, or

            (ii) the Company Securities to be Transferred by the Drag-Along Seller, together with the Company Securities to be Transferred by the Other Shareholders pursuant to this Section 4.02(a), constitute more than 50% of the Common Shares then outstanding,

(any such Transfer, a "DRAG-ALONG SALE"), the Drag-Along Seller may at its option require each Other Shareholder to Transfer the Drag-Along Portion of Company Securities ("DRAG-ALONG RIGHTS") then held by such Other Shareholder, and (subject to and at the closing of the Drag-Along Sale) to exercise such number of options or Warrants for Common Shares held by such Other Shareholder as is required in order that a sufficient number of Common Shares are available to Transfer the relevant Drag-Along Portion of Company Securities held by each such Other Shareholder, for the same consideration per unit of the relevant class of Company Securities and otherwise on the same terms and conditions as the Drag-Along Seller; PROVIDED that any Other Shareholder that holds options or Warrants the exercise price per share of which is greater than the per share price at which the Common Shares are to be Transferred to the Drag-Along Transferee, if required by the Drag-Along Seller to exercise such options or Warrants, may, in place of such exercise, submit to irrevocable cancellation thereof without any liability for payment of any exercise price with respect thereto. If the Drag-Along Sale is not consummated with respect to any Common Shares acquired upon exercise of such options or Warrants, or the Drag-Along Sale is not consummated, such options or Warrants shall be deemed not to have been exercised or canceled, as applicable.

      The Drag-Along Seller shall provide notice of such Drag-Along Sale to the Other Shareholders (a "DRAG-ALONG SALE NOTICE") not later than 15 days prior to the proposed Drag-Along Sale. The Drag-Along Sale Notice shall identify the transferee, the number of Company Securities subject to the Drag-Along Sale, the consideration for which a Transfer is proposed to be made (the "DRAG-ALONG SALE PRICE") and all other material terms and conditions of the Drag-Along Sale. The number of Company Securities to be sold by each Other Shareholder shall be the Drag-Along Portion of the class of Company Securities that such Other Shareholder owns. Each Other Shareholder shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag- Along Sale Notice and to tender all its Company Securities as set forth below. The price payable in such Transfer shall be the Drag-Along Sale Price. Not later than 10 days after the date of the Drag-Along Sale Notice (the "DRAG-ALONG SALE NOTICE PERIOD"), each of the Other Shareholders shall deliver to a representative of the Drag-Along Seller designated in the Drag-Along Sale Notice the certificate and other applicable instruments representing the Company Securities of such Other Shareholder to be included in the Drag-Along Sale, together with a limited power-of-attorney authorizing the Drag-Along Seller or such representative to Transfer such Company Securities on the terms set forth in the Drag-Along Notice and wire transfer instructions for payment of the cash portion of the consideration to be received in such Drag-Along Sale, or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Company Securities pursuant to this Section 4.02(a) at the closing for such Drag-Along Sale against delivery to such Other Shareholder of the consideration therefor. If an Other Shareholder should fail to deliver such certificates to the Drag-Along Seller, the Company (subject to reversal under Section 4.02(b)) shall cause the books and records of the Company to show that such Company Securities are bound by the provisions of this Section 4.02(a) and that such Company Securities shall be Transferred to the Drag-Along Transferee immediately upon surrender for Transfer by the holder thereof.

      (b) The Drag-Along Seller shall have a period of 120 days from the date of receipt of the Drag-Along Sale Notice to consummate the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Sale Notice, PROVIDED that, if such Drag- Along Sale is subject to regulatory approval, such 120-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days following the effective date of the Drag-Along Sale Notice. If the Drag-Along Sale shall not have been consummated during such period, the Drag-Along Seller shall return to each of the Other Shareholders the limited power-of-attorney and all certificates and other applicable instruments representing Company Securities that such Other Shareholders delivered for Transfer pursuant hereto, together with any other documents in the possession of the Drag-Along Seller executed by the Other Shareholders in connection with such proposed Transfer, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Company Securities owned by the Other Shareholders shall again be in effect.

      (c) Concurrently with the consummation of the Drag-Along Sale, the Drag-Along Seller shall give notice thereof to the Other Shareholders, shall remit to each of the Other Shareholders that have surrendered their certificates and other applicable instruments the total consideration (the cash portion of which is to be paid by wire transfer in accordance with such Other Shareholder's wire transfer instructions) for the Company Securities Transferred pursuant hereto and shall furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested by such Other Shareholders.

      (d) Notwithstanding anything contained in this Section 4.02, there shall be no liability on the part of the Drag-Along Seller to the Other Shareholders (other than the obligation to return the limited power-of-attorney and the certificates and other applicable instruments representing Company Securities received by the Drag-Along Seller) if the Transfer of Company Securities pursuant to this Section 4.02 is not consummated for whatever reason, regardless of whether the Drag-Along Seller has delivered a Drag-Along Sale Notice. Whether to effect a Transfer of Company Securities pursuant to this Section 4.02 by the Drag-Along Seller is in the sole and absolute discretion of the Drag-Along Seller.

      (e) The provisions of this Section 4.02 shall not apply to any Transfer in a Public Offering or pursuant to Rule 144. With respect to the Existing Shareholders, the DLJIP Funds and Krakoff and Alic (to the extent of their respective Rollover Shares), this Section 4.02 shall terminate upon the consummation of the Initial Public Offering.

      SECTION 3.03. ADDITIONAL CONDITIONS TO TAG-ALONG SALES AND DRAG-ALONG SALES. Notwithstanding anything contained in Sections 4.01 or 4.02, the rights and obligations of the Other Shareholders to participate in a Tag-Along Sale under Section 4.01 or a Drag-Along Sale under Section 4.02 are subject to the following conditions:

      (a) upon the consummation of such Tag-Along Sale or Drag-Along Sale, all of the Shareholders participating therein will receive the same form and amount of consideration per share, or, if any Shareholders are given an option as to the form and amount of consideration to be received, all Shareholders participating therein will be given the same option; and

      (b) each Other Shareholder shall (i) make such representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer, (ii) benefit from and be subject to all of the same provisions of the definitive agreements as the Tag-Along Seller or Drag-Along Seller, as the case may be, and (iii) be required to bear their proportionate share of any escrows, holdbacks or adjustments in purchase price; PROVIDED that no Other Shareholder shall be obligated (A) to indemnify, other than severally indemnify, any Person in connection with such Tag-Along Sale or Drag-Along Sale, as the case may be,
(B) to incur liability to any Person in connection with such Tag-Along Sale or Drag-Along Sale, as the case may be, in excess of the lesser of (1) its pro rata share of such liability and (2) the proceeds realized by such Other Shareholder in such sale, or (C) to agree not to compete with or solicit the employees of any Person, PROVIDED that any Management Shareholder who is offered continued employment with the Company or any of its Subsidiaries after such Tag-Along Sale or Drag-Along Sale on reasonably similar or better terms may be required to agree with all of the following provisions in this Section 4.03(b) (but no other noncompete or nonsolicitation agreement): that upon termination of the Management Shareholder's employment or service with the Company or any of its Subsidiaries for any reason other than the Company's or any of its Subsidiaries, termination of such business relationship without Cause (as defined in the Company's 2000 Management Incentive Plan), for the period of one (1) year following the date of such termination, the Management Shareholder shall not directly or indirectly own, manage, control, participate in, consult with, render services for, be employed in a capacity that relates to the specific duties and responsibilities over which the Management Shareholder exercised direct control or which the Management Shareholder supervised directly during the Management Shareholder's employment or service with the Company or any of its Subsidiaries, or in any manner engage in, any business that competes with the businesses of the Company or any of its Subsidiaries. For the purposes of this Section, a business is deemed to compete with the businesses of the Company or any of its Subsidiaries if such business engages in any of the following: (i) the organization of trade exhibitions or conferences (regardless of the subject matter of any such trade exhibition or conference), (ii) the publication (including electronic publication) of trade journals and other magazines aimed at any particular industry or profession, or (iii) the development or operation of business-to-business portal websites. Notwithstanding the two immediately preceding sentences, (1) nothing in such noncompete agreement shall prohibit the Management Shareholder, if he or she was employed by, or providing services for, the Company or any of its Subsidiaries (within 12 months preceding the date of termination) primarily within one Geographic Region (as defined below), from becoming employed by, or providing services for, any third party primarily within another Geographic Region and (2) nothing in such noncompete agreement shall prohibit the Management Shareholder, if he or she was primarily employed by, or providing services for, the Company or any of its Subsidiaries (within 12 months preceding the date of termination) with respect to trade publications, trade exhibitions, conferences or websites serving particular industries or markets (as defined by the publication subscribers and advertisers, trade exhibition attendees and exhibitors, conference registrants and content, website users, advertisers and other participants), from becoming employed by, or providing services for, any third party primarily with respect to trade publications, trade exhibitions, conferences or websites serving other industries or markets. As used herein, "GEOGRAPHIC REGION" means any of the (i) United States, Canada and Mexico,

(ii) South America, (iii) Europe, (iv) China and South East Asia, including Indonesia, Malaysia, Taiwan, Japan and the Pacific Islands, (v) Australia and
(vi) the rest of the world. In the event of termination of the Management Shareholder's employment or service with the Company for any reason whatsoever, the Management Shareholder will agree to refrain from soliciting, interfering with or endeavoring to entice away any employee of the Company or any of its Subsidiaries for a period of one (1) year following the date of such termination. Nothing in such noncompete agreement shall prohibit the Management Shareholder from being a passive owner of not more than 2% of the outstanding stock of any class or a corporation which is publicly traded, so long as the Management Shareholder has no active participation in the management or business of such corporation.

      SECTION 3.04. PREEMPTIVE RIGHTS. (a) The Company shall give each Existing Shareholder notice (an "ISSUANCE NOTICE") of any proposed issuance by the Company of any Company Securities to any DLJ Funds prior to the Initial Public Offering at least 15 Business Days prior to the proposed issuance date. The Issuance Notice shall specify the price at which such Company Securities are to be issued and the other material terms of the issuance. Subject to Section 4.04(e) below, if any DLJ Funds will purchase any such Company Securities from the Company, each Existing Shareholder shall be entitled to purchase such Shareholder's Pro Rata Share of the Company Securities proposed to be issued, at the price and on the other terms specified in the Issuance Notice.

      (b) An Existing Shareholder may exercise its rights under this Section
4.04 by delivering notice of its election to purchase such Company Securities to the Company, the DLJ Funds and to each other Existing Shareholder within ten Business Days of receipt of the Issuance Notice. A delivery of such notice (which notice shall specify the number (or amount) of Company Securities to be purchased by the Shareholder submitting such notice) by such Existing Shareholder shall constitute a binding agreement of such Shareholder to purchase, at the price and on the terms specified in the Issuance Notice, the number of shares (or amount) of Company Securities specified in such Shareholder's notice. If, at the termination of such ten-Business Day-period, any Existing Shareholder shall not have exercised its rights to purchase any of such Shareholder's Pro Rata Share of such Company Securities, such Existing Shareholder shall be deemed to have waived all of its rights under this Section
4.04 with respect to, and only with respect to, the purchase of such Company Securities.

      (c) If any Existing Shareholder declines to exercise its preemptive rights under this Section 4.04 or elects to exercise such rights with respect to less than such Existing Shareholder's Pro Rata Share, the DLJ Funds shall be entitled to purchase from the Company the number of Company Securities constituting the Pro Rata Share with respect to which such Existing Shareholder shall not have exercised its preemptive rights.

      (d) The Company shall have 90 days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such Company Securities that the DLJ Funds and the Existing Shareholders have elected not to purchase at the price and upon terms that are not materially less favorable to the Company than those specified in the Issuance Notice, PROVIDED that, if such issuance is subject to regulatory approval, such 90- day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 120 days from the date of the Issuance Notice. At the consummation of such issuance, the Company shall issue certificates representing the Company Securities to be purchased by each Shareholder exercising preemptive rights pursuant to this Section 4.04 registered in the name of such Shareholder, against payment by such Shareholder of the purchase price for such Company Securities. If the Company proposes to issue any class of Company Securities after such 90-day period, it shall again comply with the procedures set forth in this Section 4.04.

      (e) Notwithstanding the foregoing, no Shareholder shall be entitled to purchase Company Securities as contemplated by this Section 4.04 in connection with issuances of Company Securities (i) in connection with any bona fide, arm's-length restructuring of outstanding debt of the Company or any Subsidiary, or (ii) in connection with any bona fide, arm's-length direct or indirect merger, acquisition or similar transaction. The Company shall not be under any obligation to consummate any proposed issuance of Company Securities, nor shall there be any liability on the part of the Company to any Shareholder if the Company has not consummated any proposed issuance of Company Securities pursuant to this Section 4.04 for whatever reason, regardless of whether it shall have delivered an Issuance Notice in respect of such proposed issuance.

      (f) The provisions of this Section 4.04 shall terminate upon the consummation of the Initial Public Offering.


                                    ARTICLE 4
                               REGISTRATION RIGHTS

      SECTION 4.01. DEMAND REGISTRATION. (a) If the Company shall receive a written request from any DLJ Funds (or, on one occasion under the circumstances set forth herein, the DLJIP Funds) (such requesting person, the "REQUESTING SHAREHOLDER") that the Company effect the registration under the Securities Act of all or any portion of such Requesting Shareholder's Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested registration (each such request shall be referred to herein as a "DEMAND REGISTRATION") at least 15 Business Days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the other Shareholders and thereupon shall use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

            (i) all Registrable Securities for which the Requesting Shareholders have requested registration under this Section 5.01, and

            (ii) subject to the restrictions set forth in Sections 5.01(e) and 5.02, all other Registrable Securities of the same class as those requested to be registered by the Requesting Shareholders that any Shareholders with rights to request registration under Section 5.02 (all such Shareholders, together with the Requesting Shareholders, the "REGISTERING SHAREHOLDERS") have requested the Company to register by request received by the Company within ten Business Days after such Shareholders receive the Company's notice of the Demand Registration, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; PROVIDED that, subject to Section 5.01(d) hereof, the Company shall not be obligated to effect (x) more than six Demand Registrations, (y) more than one Demand Registration during any four-month period, or (z) any Demand Registration unless the aggregate gross proceeds expected to be received from the sale of the Registrable Securities requested to be included by all Registering Shareholders in such Demand Registration are at least (A) $50,000,000 if such Demand Registration would constitute the Initial Public Offering, or (B) $25,000,000 in any Demand Registration other than the Initial Public Offering.

      (b) Promptly after the expiration of the ten Business Day period referred to in Section 5.01(a)(ii) hereof, the Company will notify all Registering Shareholders of the identities of the other Registering Shareholders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, the Requesting Shareholders may revoke such request, without liability to any of the other Registering Shareholders, by providing a notice to the Company revoking such request.

      (c) The Company shall be liable for and pay all Registration Expenses in connection with each Demand Registration, regardless of whether such Registration is effected.

      (d) A Demand Registration shall not be deemed to have occurred:

            (i) unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 120 days (or such shorter period in which all Registrable Securities of the Registering Shareholders included in such registration have actually been sold thereunder),

      PROVIDED that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, (1) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (2) less than 75% of the Registrable Securities included in such registration statement have been sold thereunder; or

            (ii) if the Maximum Offering Size (as defined below) is reduced in accordance with Section 5.01(e) such that less than 66-2/3% of the Registrable Securities of the Requesting Shareholders sought to be included in such registration are included.

      (e) If a Demand Registration involves a Public Offering and the managing underwriter advises the Company and the Requesting Shareholders that, in its view, the number of Company Securities that the Registering Shareholders and the Company propose to include in such registration exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the "MAXIMUM OFFERING SIZE"), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

            (i) first, all Registrable Securities requested to be registered by the Requesting Shareholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of Registrable Securities so requested to be included in such registration by each), and

            (ii) second, all Registrable Securities proposed to be registered by the Company or requested to be included in such registration by any other Registering Shareholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Company and such other Registering Shareholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each).

      (f) The DLJIP Funds shall only be entitled to one Demand Registration, which cannot be the Initial Public Offering. The DLJIP Funds shall not be required to exercise their Warrants as a prerequisite to making a Demand Registration REQUEST to the Company, but the DLJIP Funds shall only be entitled to have the Company register Common Shares and not Warrants. Notwithstanding anything to the contrary in this Agreement, the DLJIP Funds shall not be entitled, in connection with such Demand Registration, to have officers of the Company prepare and make presentations at any "road shows" or before any analysts or rating agencies.

      SECTION 4.02. PIGGYBACK REGISTRATION. (a) If the Company proposes to register any Company Securities under the Securities Act (other than a registration on Form S-8 or S-4, or any successor or similar forms, relating to Common Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), the Company shall each such time give prompt notice at least 15 Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder with rights to require registration of Company Securities hereunder, which notice shall set forth such Shareholder's rights under this Section 5.02 and shall offer such Shareholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Shareholder may request (a "PIGGYBACK REGISTRATION"), subject to the restrictions set forth in provisions of Sections 5.02(b) and 5.02(c). Upon the request of any such Shareholder made within 15 Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Shareholder), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Shareholders with rights to require registration or Company Securities hereunder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, PROVIDED that
(i) if such registration involves a Public Offering, all such Shareholders requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected as provided in Section 5.04(f)(i) on the same terms and conditions as apply to the Company or the Requesting Shareholders, as applicable, and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this
Section 5.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 5.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section
5.01. The Company shall be liable for and pay all Registration Expenses in connection with each Piggyback Registration.

      (b) If a Piggyback Registration involves a Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 5.01(e) shall apply) and the managing underwriter advises the Company that, in its view, the number of Company Securities that the Company and such Shareholders propose to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering
Size:

            (i) first, so much of the Company Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size, and

            (ii) second, all Registrable Securities requested to be included in such registration by any Shareholders pursuant to Section 5.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each).

      (c) No Existing Shareholder shall be permitted to exercise its rights to require registration of any Company Securities in the Initial Public Offering unless Registrable Securities of the DLJ Funds are included in such registration. No Management Shareholder shall have any rights to require registration of any Company Securities in the Initial Public Offering under any circumstances. No Existing Shareholder or Management Shareholder shall have any rights to require registration of any Company Securities except to the extent such Shareholder shall be permitted to Transfer such Company Securities pursuant
Section 3.04 or 3.05.

      SECTION 4.03. LOCK-UP AGREEMENTS. If any registration of Company Securities shall be effected in connection with a Public Offering, neither the Company nor any Shareholder shall effect any public sale or distribution, including any sale pursuant to Rule 144, of any Company Securities or other security of the Company (except as part of such Public Offering) during the period (each such period, a "LOCK-UP PERIOD") beginning 14 days prior to the effective date of the applicable registration statement until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) 180 days after such effective date. No Other Shareholder shall be required to commit to a Lock-Up Period that is greater than that to which the DLJ Funds are required to commit, and each Other Shareholder shall be entitled to require, in any agreement committing to any Lock-Up Period, that it shall be released from such agreement automatically when the DLJ Funds are released from their agreement committing to such Lock-Up Period. For the avoidance of doubt, this
Section 5.03 shall not be construed to affirmatively require any Other Shareholder to commit to a Lock-Up Period that is greater than the period beginning 14 days prior to the effective time of the applicable registration statement and ending 180 days after the effective date of the applicable registration statement.

      SECTION 4.04. REGISTRATION PROCEDURES. Whenever any Shareholders request that any Registrable Securities be registered pursuant to Section 5.01 or 5.02 hereof, subject to the provisions of such Sections, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

      (a) The Company shall as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of a shelf registration statement, one year (or such shorter period in which all of the Registrable Securities of the Registering Shareholders included in such registration statement shall have actually been sold thereunder).

      (b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder.

      (c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Shareholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Registering Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

      (d) The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions in the United States as any Registering Shareholder holding such Registrable Securities reasonably (in light of such Shareholder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the

Registrable Securities owned by such Shareholder; PROVIDED that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 5.04(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

      (e) The Company shall immediately notify each Registering Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

      (f) (i) The DLJ Funds shall have the right, in their sole discretion, to select the underwriter or underwriters in connection with any Public Offering resulting from a Demand Registration, which underwriter or underwriters may include any Affiliate of any DLJ Fund, and (ii) the Company shall select an underwriter or underwriters in connection with any other Public Offering. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD.

      (g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Registering Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 5.04 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Registering Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public. Each Registering Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

      (h) The Company shall furnish to each Registering Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such Shareholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Shareholders or the managing underwriter therefor reasonably requests.

      (i) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

      (j) The Company may require each such Registering Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time request and such other information as may be legally required in connection with such registration.

      (k) Each such Registering Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 5.04(e) hereof, such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.04(e) hereof, and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5.04(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.04(e) hereof to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 5.04(e) hereof.

      (l) The Company shall use its reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

      (m) The Company shall have appropriate officers of the Company (i) prepare and make presentations at any "road shows" and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable efforts to cooperate as requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

      SECTION 4.05. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Registering Shareholder holding Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys' fees and expenses) ("DAMAGES") caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Shareholder or on such Shareholder's behalf expressly for use therein, PROVIDED that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Company has provided such prospectus to such Shareholder and it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such Damages. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Shareholders provided in this
Section 5.05.

      SECTION 4.06. INDEMNIFICATION BY PARTICIPATING SHAREHOLDERS. Each Registering Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Shareholder, but only (i) with respect to information furnished in writing by such Shareholder or on such Shareholder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was available to such Shareholder and would have cured the defect giving rise to such loss, claim, damage, liability or expense. Each such Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 5.06. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 5 hereof, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Registering Shareholder shall be liable under this
Section 5.06 for any Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate.

      SECTION 4.07. CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 5, such Person (an "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, PROVIDED that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

      SECTION 4.08. CONTRIBUTION. If the indemnification provided for in this
Article 5 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Registering Shareholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Shareholders or by such underwriters. The relative fault of the Company on the one hand and of each such Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Registering Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 5.08 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 5.08, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Registering Shareholder shall be required to contribute any amount in excess of the amount in excess of the amount by which the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate exceeds the amount of any Damages that such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Registering Shareholder's obligation to contribute pursuant to this Section 5.08 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Registering Shareholders and not joint.

      SECTION 4.09. PARTICIPATION IN PUBLIC OFFERING. No Shareholder will be permitted to require registration of any Registrable Securities in any Public Offering hereunder unless such Shareholder (a) agrees to sell such Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

      SECTION 4.10. OTHER INDEMNIFICATION. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Shareholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

      SECTION 4.11. COOPERATION BY THE COMPANY. If any Shareholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request.

      SECTION 4.12. NO TRANSFER OF REGISTRATION RIGHTS. None of the rights of Shareholders under this Article 5 shall be assignable by any Shareholder to any Person acquiring Securities in any Public Offering or pursuant to Rule 144.

      SECTION 4.13. S-8 REGISTRATION FOLLOWING IPO. The Company shall file a registration statement on Form S-8 in accordance with applicable securities laws within 180 days after the Initial Public Offering, which registration statement will cover the Common Shares issuable upon exercise of employee options then outstanding.



                                    ARTICLE 5
                        CERTAIN COVENANTS AND AGREEMENTS

      SECTION 5.01. CONFIDENTIALITY. (a) Each Shareholder agrees that Confidential Information (as defined below) furnished and to be furnished to it was and shall be made available in connection with such Shareholder's investment in the Company. Such Shareholder acknowledges that the Confidential Information which such Shareholder has obtained or will obtain is the property of the Company. Such Shareholder agrees that it shall use any Confidential Information only in connection with its investment in the Company, and not for any other purpose. Such Shareholder agrees that he or she will not disclose any Confidential Information to any other Person, except that Confidential Information may be disclosed: (i) to such Shareholder's Representatives (as defined below) in the normal course of the performance of their duties or to any financial institution providing credit to such Shareholder, (ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Shareholder is subject; provided that such Shareholder give the Company prompt notice of such requests, to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and the Shareholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation) or (iii) if the prior written consent of the Board shall have been obtained.

      (b) "CONFIDENTIAL INFORMATION" shall mean trade secrets, confidential or proprietary information and all other knowledge, know-how, information, documents or materials owned, developed or possessed by the Company or any Persons that are or become its Subsidiaries, whether in tangible or intangible form, pertaining to the business of the Company or its Subsidiaries or any customer, known or intended to be known only to employees of the Company or its Subsidiaries or other persons in a confidential relationship with the Company or its Subsidiaries or the confidentiality of which the Company or its Subsidiaries takes reasonable measures to protect, including, but not limited to, operating procedures, knowledge of the organization, publications and events (including advertising and exhibitor prices, costs, sales or content), processes, contracts, financial information or measures, business methods, future business plans, customers (including identities of customers and prospective customers, identities of individual contacts at business entities which are customers or prospective customers, preferences, businesses or habits), business relationships, and other information owned, developed or possessed by the Company or its Subsidiaries; PROVIDED that Confidential Information shall not include information that (i) is or becomes generally known to the public other than as a result of a disclosure by a Shareholder or its partners, directors, officers, employees, agents, counsel, investment advisers or representatives (all such persons being collectively referred to as "REPRESENTATIVES") in violation of this Agreement, (ii) is or was available to such Shareholder on a non-confidential basis prior to its disclosure to such Shareholder or its Representatives, or (iii) was or becomes available to such Shareholder on a non-confidential basis from a source other than the Company, which source is or was (at the time of receipt of the relevant information) not, to the best of such Shareholder's knowledge, bound by a confidentiality agreement with the Company or another Person.

      (c) This Section 6.01 shall not apply to any transferee of a DLJIP Fund who is not a Permitted Transferee.

      (d) This Section 6.01 shall terminate as to Peter J. Solomon Co., Ltd. and the H&F Funds two years from the date of this Agreement. With respect to Peter
J. Solomon Co., Ltd. and the H&F Funds, "Confidential Information" shall not include any information that such Shareholders receive for the first time after the date of this Agreement.

      SECTION 5.02. FINANCIAL STATEMENTS. The Company agrees to furnish to the DLJ Funds, the DLJIP Funds, the H&F Funds and Peter J. Solomon Co., Ltd., in each case until the earliest of (i) the Remaining Initial Ownership for such Shareholder or group of

Shareholders is less than 50%, (ii) the Initial Public Offering, and (iii) the Aggregate Ownership of such Shareholder is less than 0.75%:

      (a) as soon as practicable and, in any event, within 60 days after the end of each of the Company's first three fiscal quarters, an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter and the related unaudited consolidated statement of operations and cash flow for such quarter and for the portion of the fiscal year then ended; and

      (b) as soon as practicable and, in any event, within 120 days after the end of each of fiscal year, an audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related audited statement of operations and cash flow for such fiscal year.

      SECTION 5.03. FINANCIAL ADVISOR AND INVESTMENT BANKING ADVISOR. During the period from and including the date hereof until the earliest of (a) the consummation of the Initial Public Offering, (b) the date on which the Remaining Initial Ownership for the DLJ Funds falls below 16-2/3%, and (c) the fifth anniversary of the Closing Date, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") or any Affiliate of DLJSC that DLJMB may choose in its sole discretion shall be engaged as the financial advisor and investment banker for the Company on financial and other terms customary in the industry to be agreed between the Company and DLJSC. DLJSC or such Affiliate shall be entitled to reimbursement from the Company for all expenses incurred by DLJSC or such Affiliate (including reasonable fees and expenses of counsel) as financial and investment banking advisor of the Company.

      SECTION 5.04. AFFILIATE TRANSACTIONS. The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase, lease or otherwise acquire any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with or for the benefit of, any Affiliate of the Company, any Shareholder or any "Associate" of any Shareholder (within the meaning of Section 12b-2 under the Exchange Act), unless such transaction is on terms that are no less favorable to the Company or such Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person.

      SECTION 5.05. CONFLICTING AGREEMENTS. Each Shareholder represents and agrees that it shall not (a) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Company Securities, except as expressly contemplated by this Agreement, (b) enter into any agreement or arrangement of any kind with any Person with respect to its Company Securities inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Shareholder under this

Agreement, including agreements or arrangements with respect to the Transfer or voting of its Company Securities or (c) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Company Securities in any manner that is inconsistent with the provisions of this Agreement.



                                    ARTICLE 6
                                  MISCELLANEOUS

      SECTION 6.01. BINDING EFFECT; ASSIGNABILITY; BENEFIT. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Any Shareholder that ceases to own beneficially any Company Securities shall cease to be bound by the terms hereof (other than (i) the provisions of Sections 5.05, 5.06, 5.07, 5.08 and 5.10 applicable to such Shareholder with respect to any offering of Registrable Securities completed before the date such Shareholder ceased to own any Company Securities, (ii) Section 6.01 and (iii) Article 7).

      (b) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise, except that any Person acquiring Company Securities that is required or permitted by the terms of this Agreement or any employment agreement or stock purchase, option, stock option or other compensation plan of the Company or any Subsidiary to become a party hereto shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto and shall thenceforth be a "SHAREHOLDER".

      (c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      SECTION 6.02. NOTICES. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, if to the Company, to:

                      Advanstar Holdings Corp.
                      c/o Advanstar, Inc.
                      545 Boylston Street

                      9th Floor
                      Boston, MA 02116
                      Fax: (617) 267-6900
                      Attention: Chief Executive Officer

                      with a copy to the DLJ Funds at the address listed below and a copy to Testa, Hurwitz & Thibeault, LLP at the address listed below.

         if to the DLJ Funds, to:

                      DLJ Merchant Banking Partners
                      277 Park Avenue
                      New York, NY 10012
                      Attention: David Wittels
                      Fax:  212-892-7272

                      with a copy to:

                      Davis Polk & Wardwell
                      450 Lexington Avenue
                      New York, New York  10017
                      Attention: Nancy L. Sanborn, Esq.
                      Fax:  (212) 450-4800

         if to the Existing Shareholders, to:

                      Hellman & Friedman, LLC
                      One Maritime Plaza
                      12th Floor
                      San Francisco, CA 94111
                      Attention: Richard Levine, Esq.
                      Fax:  415-788-0176

                      with a copy to:

                      Heller Ehrman White & McAuliffe
                      333 Bush Street, Suite 3100
                      San Francisco, CA 94104-2878
                      Attention: Timothy G. Hoxie, Esq.
                      Fax:  415-772-6268
                      and to:

                      Testa, Hurwitz & Thibeault, LLP
                      125 High Street
                      Boston, MA 02110
                      Attention: F. George Davitt, Esq.
                      Fax:  617-248-7100

         if to the DLJIP Funds, to:

                      DLJ Investment Partners
                      277 Park Avenue
                      New York, NY 10172
                      Attention: Michelle Bergman
                      Fax: 212-892-7272

                      with a copy to:

                      Cahill Gordon & Reindel
                      80 Pine Street
                      New York, NY 10005
                      Attention: John Schuster, Esq.
                      Fax: 212-269-5420

      if to any Management Shareholder, to such Management Shareholder at the Company's address listed above,

or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the Company and the DLJ Funds. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

      Any Person that hereafter becomes a Shareholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other

Shareholder.

      SECTION 6.03. WAIVER; AMENDMENT; TERMINATION. (a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by
(1) the Company with approval of the Board, (2) DLJMB, and (3) the Other Shareholders holding at least 50% of the outstanding Common Shares at the time of such proposed amendment or modification held by all Other Shareholders.

      (b) Any amendment to this Agreement that adversely affects the rights of the DLJIP Funds under Section 2.01 or 3.04 shall require the written consent of the DLJIP Funds, so long as they hold at least 50% of their Initial Ownership.

      (c) This Agreement shall terminate on the tenth anniversary of the Closing Date unless earlier terminated.

      SECTION 6.04. FEES AND EXPENSES. The Company shall pay all out-of-pocket costs and expenses of the DLJ Funds, including the reasonable fees and expenses of counsel, incurred in connection with the preparation of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby and all matters related hereto; PROVIDED that the Company's obligations to pay such costs and expenses of the DLJ Funds shall not be considered "Debt" or "Company Transaction Expenses" pursuant to the Merger Agreement. Each Other Shareholder hereto shall pay its own costs and expenses, including the fees and expenses of counsel, incurred in connection with this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby and all matters related hereto, except that the Company shall pay the reasonable fees and expenses of counsel for the Management Shareholders incurred in connection with the preparation of this Agreement.

      SECTION 6.05. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

      SECTION 6.06. JURISDICTION. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.02 shall be deemed effective service of process on such party.

      SECTION 6.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 6.08. SPECIFIC ENFORCEMENT. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

      SECTION 6.09. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective on the Closing Date, upon the occurrence of the Effective Time under the Merger Agreement.

      SECTION 6.10. ENTIRE AGREEMENT. This Agreement and the other Transaction Documents (as defined in the Merger Agreement) constitute the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

      SECTION 6.11. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

      SECTION 6.12. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this

Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        ADVANSTAR HOLDINGS CORP.


                                        By: /s/ David Wittels
                                           -------------------------------------
                                             Name:
                                             Title:


                                        DLJ MERCHANT BANKING PARTNERS III, L.P.
                                        By: DLJ Merchant Banking III, Inc.,
                                            its Managing General Partner


                                        By: /s/ David Wittels
                                           -------------------------------------
                                             Name:
                                             Title:


                                        DLJMB FUNDING III, INC.


                                        By: /s/ David Wittels
                                           -------------------------------------
                                             Name:
                                             Title:


                                        DLJ OFFSHORE PARTNERS III, C.V.
                                        By: DLJ Merchant Banking III, Inc.,
                                            its Managing General Partner


                                        By: /s/ David Wittels
                                           -------------------------------------
                                             Name:
                                             Title:

                                    HELLMAN & FRIEDMAN CAPITAL
                                    PARTNERS III, L.P.

                                    By: H&F Investors III, as general partner

                                    By: Hellman & Friedman Associates III, L.P.,
                                    as managing general partner

                                    By: H&F Investors III, Inc., as managing
                                    general partner


                                    By: /s/ Mitchell R. Cohen
                                       -----------------------------------------
                                          Name:
                                          Title:


                                    H&F ORCHARD PARTNERS III, L.P.
                                    By: H&F Investors III, as general partner

                                    By: Hellman & Friedman Associates III, L.P.,
                                    as managing general partner

                                    By: H&F Investors III, Inc., as managing
                                    general partner


                                    By: /s/ Mitchell R. Cohen
                                       -----------------------------------------
                                          Name: Mitchell R. Cohen
                                          Title:

                                    H&F INTERNATIONAL PARTNERS III, L.P.
                                    By: H&F Investors III, as general partner

                                    By: Hellman & Friedman Associates III, L.P.,
                                    as managing general partner

                                    By: H&F Investors III, Inc., as managing
                                    general partner


                                    By: /s/ Mitchell R. Cohen
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    PETER J. SOLOMON CO., LTD.


                                    By: /s/ Kenneth T. Berliner
                                       -----------------------------------------
                                       Name: Kenneth T. Berliner
                                       Title:

                                    DLJ  INVESTMENT PARTNERS II, L.P.

                                    By: DLJ INVESTMENT PARTNERS II, INC., as
                                           Managing General Partner


                                    By: /s/ Ivy B. Dodes
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    DLJ  INVESTMENT PARTNERS, L.P.

                                    By: DLJ INVESTMENT PARTNERS, INC., as
                                          Managing General Partner


                                    By: /s/ Ivy B. Dodes
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    DLJ INVESTMENT FUNDING II, INC.


                                    By: /s/ Ivy B. Dodes
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    DLJ ESC II, L.P.

                                    By: DLJ LBO PLANS MANAGEMENT
                                    CORPORATION, as General Partner its Manager


                                    By: /s/ Ivy B. Dodes
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    MANAGEMENT SHAREHOLDERS:


                                    ROBERT L. KRAKOFF

                                     /s/ Robert Krakoff
                                    -----------------------------------------


                                    JAMES M. ALIC

                                     /s/ James Alic
                                    -----------------------------------------

                                                                       EXHIBIT A


                       JOINDER TO SHAREHOLDERS' AGREEMENT


      This Joinder Agreement (this "JOINDER AGREEMENT") is made as of the date written below by the undersigned (the "JOINING PARTY") in accordance with the Shareholders' Agreement dated as of October 11, 2000 (the "SHAREHOLDERS' AGREEMENT") among Advanstar Holdings Corp. and certain other persons named therein, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders' Agreement.

      The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and "Shareholder" under the Shareholders' Agreement as of the date hereof and shall have all of the rights and obligations of the Shareholder from whom it has acquired Company Securities (to the extent permitted by the Shareholders' Agreement) as if it had executed the Shareholders' Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders' Agreement.

      IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.


Date: ___________ ___, ______



                                            [NAME OF JOINING PARTY]


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            Address for Notices: